Exhibit 4.46

1.       Shipbroker

         Not applicable

2.       Place and date

         Piraeus, 14th March 2006

3.       Owners/Place of business (Cl. 1)

         COMOROS SHIPPING LIMITED of Cyprus

4.       Bareboat Charterers/Place of business (Cl. 1)

         PAGEON SHIPPING COMPANY LIMITED of Cyprus

5.       Vessel's name, call sign and flag (Cl. 1 and 3)

         M/T "VANGUARD", P30F4, Cyprus

6.       Type of Vessel

         Motor Tanker

7.       GT/NT

         2822313568

8.       When/Where built

         1992 Halla Engineering & Heavy Industries Co.,
         Ltd., Inchon,
         Korea

9.       Total DWT (abt.) in metric tons on summer freeboard

         47059

10.      Classification Society (CI, 3)

         Det Norske Veritas

11.      Date of last special survey by the Vessel's classification society

         February 2002

12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3)

13.      Port or Place of delivery (Cl. 3)

         Worldwide within IWL

14.      Time for delivery (Cl. 4)

         See Clause 4

15.      Cancelling date (Cl. 5)

         30th March 2006

16.      Port or Place of redelivery (CI. 15)

         EuroMed, Gibraltar/Skew range, Americas excluding USA,
         AG/Japan range, in Charterers' option but in any event within IWL

17.      No. of months' validity class certificates upon redelivery (Cl. 15)

         Minimum six (6) months without extensions

18.      Running days' notice if other than stated in Cl. 4


19.      Frequency of dry-docking (Cl. 10(g))



20.      Trading limits (Cl. 6)

         Worldwide trading, but always within the Institute Warranty Limit (IWL)

21.      Charter period (Cl. 2)

         Five (5) years with Owners' option to extend this period by three (3) months in accordance with Clause 328

22.      Charter hire (Cl. 11)

         USD 396,000 per month

23. New class and other safety requirements (state percentage of Vessers insurance value acc. to Box 29)(Cl. 10(a)(ii))

24.      Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to
         PART IV


25.      Currency and method of payment (Cl. 11)

         United States Dollars (USD) in same day funds by SWIFT or by other tested key electronic money transfer

26.      Place of payment also state beneficiary and bank account (CI, 11)

         Rotterdam, The Netherlands
         Owners' bank account nr.
         24.07.56.207 with FORTIS BANK
         (NEDERLAND) N.V.

27.      Bank guarantee/bond (sum and place) (Cl. 24) (optional)

         See Clause 32A and 22(b)

28. Mortgage(s), if any (state whether 12(1). or Da applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12)

         First Quadripartite Agreement and First Mortgage in favour of the First Mortgagee.

         Second Quadripartite Agreement and Second Mortgage in favour of the Second Mortgagee.

         Third priority mortgage in favour of Charterers as security for the Seller's Credit.

29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 apples)

         Clause 14 does not apply. As regards the insured amount for Clause 13(f) purposes, see Clause 34


30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or if applicable Cl. 14(o))

         Not applicable

31. Additional insurance cover, If any, for Charterers' account limited to (Cl. 13(b) or if applicable Cl. 14(a))

         Not applicable

32.      Latent defects (only to be filled in If period other than stated in Cl.
         3)

         Not applicable

33.      Brokerage commission and to whom payable (Cl. 27)

         Not applicable

34.      Grace period (stale number of dear banking days) (Cl. 28)

         Three (3)

35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)

         30 (a)

36.      War cancellation (indicate countries agreed) (Cl. 26(f))

         Not applicable

37. Newbuildng Vessel (Indicate with 'yes' or 'no' whether PART III applies) (optional)

         Not applicable

38.      Name and place of Builders (only to be filled in If PART III applies)

         Not applicable

39.      Vessel's Yard Building No. (only to be filled in if PART III applies)

         Not applicable


40.      Date of Building Contract (only to be filled in if PART III applies)

         Not applicable

41.      Liquidated damages and costs shall accrue to (state party acc. to Cl 1)

         a)       Not applicable
         b)
         c)

42. Hire/Purchase agreement (indicate with 'yes' or 'no' whether PART IV applies) (optional)

         Not applicable


43. Bareboat Charter Registry (indicate with "yes' or 'no' whether PART V applies) (optional)

         Not applicable

44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies)

         Not applicable


45. Country of the Underlying Registry (only to be filled In If PART V apples)

         Not applicable -

46.      Number of additional  dauses  covering  special  provisions,  if agreed

         Clauses number 32, 33 and 34.

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART
II. in the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and la. If PART III and/or PART IV and/or PART V apply, It is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV nd/or PART V to the extent of such conflict but no further.


Signature (Owners)                           Signature (Charterers)


/s/ Alexandra Tatagia                        /s/ Anthony Pan
--------------------------------             ---------------------------------
    Alexandra Tatagia                            Anthony Pan
    Attorney-in-fact                             Attorney-in-fact

                                     PART II
                    "BARECON 2001" Standard Bareboat Charter

1.       Definitions

         In this Charter, the following terms shall have the meanings hereby assigned to them:

         "The Owners" shall mean the party identified in Box 3; "The Charterers" shall mean the party identified in Box 4; "The Vessel" shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12. See also Clause 33.

2.       Charter Period

         In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in 13ox 21 ("The Charter Period").

3.       Delivery

         (not applicable when Part Ill applies, as indicated in Pox 37)

         (a) The Vessel shall be delivered under this Charter by the Owners to the Charterers on an "as is-where is" basis (and, in any event, as delivered under the MOA as defined in Clause 33 by the Charterers as sellers to the Owners as buyers) and without any warranty whatsoever by the Owners. Owners shall also not be liable for any latent defects.

         (b) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3.

4.       Time for Delivery

         (not applicable when Part applies, as indicated in Box 37)

         The  delivery  of  the  Vessel   under  this  Charter   shall  be  made
         simultaneously with the delivery under the MOA.

5.       Cancelling

         (not applicable when Part III applies, as indicated in Box 37)

         (a) This Charter shall be cancelled in the event the MOA is cancelled.. Any extension of the cancelling date of the MOA shall, unless otherwise specifically agreed, constitute a similar extension of the cancelling date of this Charter.

         (b)      Paragraph deleted

         (c) Cancellation under this Clause 5 shall be without prejudice to any claim a party hereto may otherwise have on the other party Owners-under this Charter.

6.       Trading Restrictions

         The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.

         The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the specific consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

         The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

         Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

         Always provided that nothing permitted under this Clause shall in any way violate the terms of the Financial instruments, as same are defined in Clause 33.

7.       Surveys on Delivery and Redelivery

         (not applicable when Part Ill applies, as indicated in Box 37)

         The Owners and the Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery hereunder. The Charterers shall bear all expenses of the Off-hire Survey including loss of time, if a the daily equivalent to the rate of hire or pro rata thereof.

8.       Inspection

         The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:

         (a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel Is found to require repairs or maintenance in order to achieve the condition so provided;

         (b) in dry-dock if the Charterers have not dry-docked l4her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and

         (c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.

         All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period.

         The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

         All the above are without prejudice to the rights of inspection which the Mortgagees (as defined in Clause 33) have under the relevant terms of the Financial instruments; the Charterers shall at all Imes allow the respective Mortgagee to exercise same.

9.       Inventories, Oil and Stores

         A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Owners shall at the time of redelivery take over and pay only for all bunkers and lubricating oils, in the Vessel at the then current market prices at the ports of redelivery. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel. No payment shall be made by the Owners on redelivery for provisions, paints, ropes, spare parts, etc.; they shall all become Owners' property on redelivery without any payment.

10.      Maintenance and Operation

         (a) (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all permissible purposes of the Charterers and under their complete control in every respect, always subject to the terms and conditions of this Charter. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and Spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, at their own expense, they shall at all times keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at aft times.

         (ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23, is left blank, 5 per cent, of the Vessel's insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alla, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30. In any event the Charterers are obliged to redeliver the Vessel in full compliance with all the requirements and regulations of MT SOLAS and/or IMO for worldwide trading applicable or provided for at the time of redelivery, including also any U.S. Coast Guard requirements for the trading of the Vessel in U.S.A. territories.

         (iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, Including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

         The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall fully indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

         (b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. However the Owners shall pay for the Vessel's annual tonnage taxes due to the flag State. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners, and shall in any event be promptly and fully paid by the Charterers. Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

         (c) The Charterers shall keep the Owners and the Mortgagee advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

         (d) Flag and Name of Vessel - During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, however always with the Owners' prior consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period, if this becomes necessary for the proper trading of the Vessel; however in any such case the Charterers shall fully cover all the expenses relevant to such change including, but without limitation, the financial, legal and other costs relevant to the registration of such changes and the drafting, execution and/or registration of any documentation relevant to the Financial Instruments and/or to any other transactions required by the Mortgagees in view of any such change. Provided always that no such change of name or flag shall be allowed without the prior written consent of the Mortgagees. Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers' expense and time.

         (e) Chancres to the Vessel - Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.

         (f) Use of the Vessel's-Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at the time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses Incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

         (g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or if Box 19 has been left blank, thirty six (36) calendar months after delivery or such other period as may be required by the Classification Society or flag State.

         (i) Management - The commercial, technical and/or operational management of the Vessel shall be carried out during the Charter Period by TOP TANKERS MANAGEMENT INC. or any other first class company acceptable to the Owners and the Mortgagees. Such management to be cost free for the Owners, who shall not be liable to any extent by reason of having approved such managers. In addition such approval by the Owners shall in no way constitute any limitation, discharge or waiver of any of Charterers' obligations or liabilities under and pursuant to this Charter.

         (j) Compliance - The Charterers shall comply with any and all requirements under the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the international Maritime Organization and any applicable law.

         (k) Financial Statements - The Charterers shall submit to the Owners and the Mortgagees their audited annual accounts as well as those of the Charter Guarantor (as the latter is defined in Clause 33), within 180 days of each year end and semiannual management accounts within 90 days of the half-year end.

         (l) Survey Reports - The Charterers shall regularly supply the Owners with the Classification survey reports, including but not limited the annual survey and follow up reports, all showing, among others, that any recommendation has been promptly and timely cleared at the Charterers' time and expense. The Charterers undertake to keep the condition of the Vessel and all her certificates in the best possible condition and standards for a vessel of the type and age of the Vessel and in any event to maintain the Vessel always in full compliance with the highest/strictest requirements of the Vessel's Classification Society, her flag State and all other applicable rules and/or requirements throughout the Charter Period. Without prejudice to the generality of the foregoing the coatings of the ballast tanks of the' - Vessel must be maintained by the Charterers in accordance with the Vessel's highest/strictest Classification standards throughout the duration of the Charter Period inclusive of the time of redelivery. Without prejudice to the above and notwithstanding anything to the contrary herein, the Charterers shall, not later than her next special survey, at their own time and expense upgrade the coatings of all the Vessel's ballast tanks so as to bring them up to the highest Classification standards and described by the latter as being in "good" condition.

         (m) Reporting and Owners' Representative -Throughout the duration of this Charter the Charterers shall keep the Owners closely Informed about the Vessel's position and itinerary as well as the cargo carried on board and the Vessel's schedule, by providing such information in writing every fifteen (15) running days. The Owners shall have the right to place one representative on board the Vessel who will travel with the Vessel and have free access to communicate with the Owners. The latter shall pay for the relevant communication expenses but will not be charged for the victualling of their representative which shall be provided without charge. The representative shall not have the right to interfere with the operation of the Vessel, but shall have free access to all parts thereof and to all Vessel's log books.

11.      Hire

         (a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter In respect of which time shall be of the essence.

         (b) The Charterers shall pay to the Owners for the hire of the Vessel on a monthly basis a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty
                  (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel's delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.

         (c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in )Box 26. Hire shall always be punctually paid free and clear of any right of set-off, discount, reduction or delay whatsoever.

         (d)      Final  payment  of hire,  if for a period of less than  thirty
                  (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.

         (e) Notwithstanding whether the Vessel be lost or missing, hire shall be fully paid by the Charterers to the Owners as provided in Clause 32E hereunder.

         (f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent., shall apply.

         (g) Payment of interest due under sub-clause 11(f) shall be made immediately irrespective of whether the Owners have submitted their relevant interest invoice to the Charterers.

         (h) If at any time the Charterers are required to make any deduction or withholding in respect of any kind of taxes from any payment due under this Charter for the account of the Owners, the sum due from the Charterers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Owners receive on the due date for such payment (and retain, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which they would have received had no such reduction or withholding been required to be made and the Charterers shall fully indemnify the Owners against any losses or costs incurred by them by reason of any failure of the Charterers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Charterers shall promptly deliver to the Owners any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

12.      Mortgages

         (only to apply if Box 28 has been appropriately filled in)

       *)(a)      paragraph deleted


       *)(b) The Vessel chartered under this Charter is subject to the Financial Instruments and the mortgages, as same appear in Box
                  28. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instruments or as may be directed from time to time during the currency of the Charter by the Mortgagee or any : of them in conformity with the Financial Instruments. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instruments and agree to acknowledge this in writing in any form that may be required by the Mortgagee.

        *) (Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).

13.      Insurance and Repairs

         (a) Throughout the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to Insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) with first class underwriters and P&I Clubs and in such form as the Owners shall in writing approve, which approval shall not be un-reasonably withheld. The Charterers shall also at their expense take out any other insurance which the Mortgagees may reasonably require. All such insurances shall be arranged by the Charterers to protect the Interests of both the Owners and the Charterers, and the Charterers shall be at liberty to protect under such insurances the interest of any managers they may appropriately appoint. The relevant insurance policies shall cover the Owners and the Charterers according to their respective interests. Upon the request of a Mortgagee, the Charterers shall arrange that such Mortgagee is named as a co-assured in any of the above insurances that the said Mortgagee has to be named as such. In addition, throughout the Charter Period, the Charterers shall pay to the First Mortgagee and the Second Mortgagee the cost (in the amount to be conclusively certified by the First Mortgagee and the Second Mortgagee in writing) of any mortgagee's interest insurance-including mortgagee's additional perils (all P&l risks) coverage-which the Mortgagees or either of them may from time to time effect In respect of the Vessel upon such terms and in such amounts as the Mortgagees shall deem desirable. The Mortgagees shall have the right to enforce the benefit of this Clause by taking direct action against the Charterers in seeking to get paid or to recover the payment of any monies payable to them hereunder.

                  Subject to the provisions of the Financial Instruments and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for. The insurances shall not be subject to any deduction, franchise or any other restrictions of similar effect. The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. All time used for any repairs, whether under the provisions of this sub-clause 13(a) or otherwise howsoever including any deviation, shall be for the Charterers' account.

         (b)      Paragraph deleted

         (c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instruments.

         (d) Subject to the provisions of the Financial Instruments should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the First Mortgagees or, as the case may be, the Second Mortgagees who shall distribute the moneys In accordance with the relevant Financial Instruments. The Charterers undertake to notify the Owners and the Mortgagee of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause and of all other occurrences as required under the Financial Instruments.

         (e) Subject to the Financial Instruments, the Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

         (f) For the purpose of the insurance coverage of each insurance the insured amount shall be the sum indicated in Clause 34.

14.      Paragraphs deleted

15.      Redelivery

         At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a freely accessible, safe and Ice-free port or place as indicated in Box 16 in such ready-safe berth or anchorage as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter In the Vessel's position shall be notified immediately to the Owners.

         The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period or on the date of a sale of the Vessel In accordance with Clause 22 at the place as directed by the Owners. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within T-the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Pox 22 plus 10 percent or to the market rate, whichever is the higher, for the number of days by which the Charter Period or the date of sale is exceeded. In the latter case the Charterers shall also be liable to reimburse the Owners any further damages and/or losses which the latter may suffer as a result thereof. All other terms, conditions and provisions of this Charter shall continue to apply.

         Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, in any event free of any and all Class conditions and/or recommendations, fair wear and tear not affecting class excepted. On redelivery the Vessel shall have been dry-docked as per Class requirements or as otherwise may be appropriate or necessary. The Vessel upon redelivery shall have all her survey cycles up to date and all her trading, national, international and class certificates clean, valid and unextended for at least the number of months agreed in Box 17.

16.      Non-Lien

         The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a-notices reading as follows:

         (a) "This Vessel is the property of (name of Owners). It is under charter to IDI SHIPPING COMPANY LIMITED of Liberia and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

         (b) "NOTICE OF MORTGAGE - This Vessel is subject to a first priority mortgage and deed of covenant in favour of FORTIS BANK (NEDERLAND) N.V. of Coolsingel 93, 3012AE, Rotterdam, the Netherlands. Under the said mortgage, neither the Owners nor any charterer nor the Master of this Vessel has any right, power or authority to create, incur or permit to be imposed upon this Vessel any commitments or encumbrances whatsoever other than for crew's wages and salvage."

         (c) "NOTICE OF SECOND MORTGAGE - This Vessel is subject to a second priority mortgage and deed of covenant in favour of MAAS CAPITAL INVESTMENTS B.V. of Coolsingel 93, 3012AE, Rotterdam, The Netherlands. Under the said mortgage, neither the Owners nor any charterer nor the Master of the Vessel has any right, power or authority to create, incur or permit to be imposed upon this Vessel any commitments or encumbrances whatsoever other than for crew's wages and salvage."

         Furthermore, the Charterers shall throughout the duration of this Charter procure that all their orders for any kinds of supplies (including but not limited to bunkers and lubolls) for the Vessel are appropriately marked so as to warn all suppliers In advance that such supplies are exclusively provided to and payable by the Charterers, the suppliers not having any right of lien or suit against the Vessel and/or the Owners. All delivery receipts for such supplies shall also be appropriately marked by the Charterers before the supplies are delivered to the Vessel.

17.      Indemnity

         (a) The Charterers shall fully indemnify the Owners, the Mortgagees and their respective successors, assigns, directors, shareholders, officers, servants and/or agents (collectively "the Indemnified Parties") from and against any loss, damage, claim, cost and/-or expense incurred by them or any of them arising out of or in relation to the operation of the Vessel by the Charterers (including but without limitation, costs of operating and maintaining the Vessel, environmental claim or any claim based on environmental laws), and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of or during her operation hereunder by the Charterers, the Charterers' shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

         Without prejudice to the generality of the foregoing, the Charterers agree to fully indemnify the Owners the Indemnified Parties against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

         (b) If the Vessel be arrested or otherwise detained by reason of a claim or claims for which the Owners are exclusively liable hereunder, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

                  In such circumstances the Owners shall fully indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18.      Lien

         The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, provided however that any such liens will be subordinate to any security Interest the Mortgagees may have over the same property.

19.      Salvage

         All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20.      Wreck Removal

         In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall fully indemnify the Owners or any other Indemnified Party against any sums whatsoever which the Owners or any other Indemnified Party may become liable to pay and may pay in
         consequence   of  the  Vessel   becoming  a  wreck  or  obstruction  to
         navigation.

21.      General Average

         The Owners shall not contribute to General Average.

22.      Assignment, Sub-Charter and Sale

         (a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners and the Mortgagees, in their absolute discretion-which-span net-be-wireasenably4vithheldr and subject to such terms and conditions as the Owners and the Mortgagees shall approve.

         (b) The Owners may sell the Vessel during the currency of this Charter subject to the buyer accepting an assignment of this Charter or entering into a reasonable novation agreement, and subject to any approvals required by the Mortgagees pursuant to the Financial Instruments. In case of such sale the Charterers shall be obliged to delete the mortgage in their favour stated in Box 28 and to provide to the buyers of the Vessel a performance guarantee of all Charterers' obligations hereunder by way of a first class bank guarantee acceptable to the buyer and in the amount of USD 2,610,000.

23.      Contracts of Carriage

       *)(a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo Compulsorily applicable in the trade; If no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

       *)(b)      Paragraph deleted

       *)         Delete as applicable.

24.      Paragraph deleted

25.      Requisition/Acquisition

         (a) Without prejudice to Clause 32E in the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof.

         (b) Without prejudice to Clause 32E in the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition' may occur, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire until the time when the Charter would have been terminated pursuant to any of the provisions hereof.

26.      War

         (a) For the purpose of this Clause, the words 'War Risks' shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or. ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

         (b) The Vessel, unless the express written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry Into it, the Owners shall have the right to require the Vessel to immediately leave such area.

         (c) The Vessel shall not load contraband cargo, nor shall pass through any blockade, whether such blockade be Imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, nor shall proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

         (d) If the insurers of the war risks insurance, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be promptly paid by the Charterers as required by the respective insurers.

         (e)      The Charterers shall have the liberty:

                  (i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

                  (ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

                  (iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

         (f) Without prejudice to Clause 32E tin any and all the events of outbreak of war (whether there be a declaration of war or not) the stipulated hire shall continue to be paid In accordance with Clause 11.

27.      Paragraph deleted


28.      Termination

         (a)      Charterers' Default

         Subject to the Financial Instruments, the Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:

                  (i) the Charterers fall to pay hire in accordance with Clause 11. However, where there is a failure to Make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers' bankers, the Owners shall give the
                           Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) In which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the
                           Charterers to pay hire within the number of days stated in pox 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;

                  (ii) the Charterers fail to comply with the requirements of:

                           (1)      Clause 6 (Trading Restrictions)

                           (2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;

                  (iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them In writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.

                  (iv)     the  Charter  Guarantor  (as  defined  in Clause  33)
                           breaches or fails to meet any of the Financial Undertakings provided in Clause 71 of each of the
                           First Quadripartite Agreement and the Second Quadripartite Agreement or Clause 10 of the Charter Guarantee (as same is defined in Clause 32A(a).

         (b)      Owners' Default

         If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of few:teen-(-4) forty five (45) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.

         (c)      Loss of Vessel

         Without prejudice to Clauses 11(e) and 32E, this Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be Deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreementtew with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

         (d) Subject to the Mortgagees' prior approval, either party shall be entitled to terminate this Charter with Immediate effect by written notice to the other party in the event of: (i) an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or If it suspends payment, Ceases to carry on business or makes any special arrangement or composition with its creditors or (It) the Charter Guarantor, as defined In Clause 33, breaches any of the financial undertakings stated in the Charter Guarantee and/or the Financial Instruments.

         (e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

29.      Repossession

         In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28 the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at easy other port or place convenient lo them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29 the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.

30.      Dispute Resolution

       *)(a) This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

                  The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

                  The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as If he had been appointed by agreement.

                  Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of.a sole arbitrator. . - -. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

       *)(b)      Paragraph deleted

       *)(c)      Paragraph deleted

         (d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.

                  In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:

                  (i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.

                  (ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal') or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, In the event of disagreement, as may be set by the mediator.

                  (iii) If the other party does not agree to mediate, that fact may-be brought to the attention of the Tribunal and may be taken into account by the Tnbunal when allocating the costs of the arbitration as between the parties.

                  (iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest

                  (v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

                  (vi) Unless otherwise agreed orspedfiedoin the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.

                  (vii) The mediation process shall be without prejudice and confidentlatvmd no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disdosable under the law and procedure governing the arbitration.

                  (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

         (e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply In all cases.

         *) Sub-clauses 30(a) 30(b) and 301c) are alternatives; indicate alternative agreed in Pox 35.

31.      Notices

         (a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

         (b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.

                               PART III, IV and V
                               Paragraphs deleted

                            Continuation of PART II

32.      Special Provisions

A.       Additional Securities

a. Charter Guarantee

The  Charterers  shall  procure  and ensure that the  Charter  Guarantor,  shall unconditionally and irrevocably guarantee the performance of the Charterers under this Charter as a primary obligor and not merely as a surety, the relevant guarantee agreement to be in form and substance acceptable to the Owners and the Mortgagees and to include the Financial Undertakings provided in Clause 7.2 of each of the First Quadripartite Agreement and the Second Quadripartite Agreement. This guarantee shall remain in place throughout the whole duration of this Charter, even in case of the sale of the Vessel under Clause 22(b) hereof.

b.       Collateral Guarantees

Without prejudice to the provisions of Clause 32A(a) hereinabove and in addition to the relevant security provided thereby, the Charterers shall procure that the charterers of the m/ts "SPOTLESS", "DOUBTLESS" and "FAITHFUL" ("the Collateral Guarantors") shall unconditionally and irrevocably guarantee on a joint and several basis the performance of the Charterers under this Charter as primary obligors and not merely as surety, the relevant guarantee agreements to be in form and substance acceptable to the Owners and the Mortgagees. In addition the Charterers hereby undertake to unconditionally and irrevocably guarantee on a joint and several basis with the Collateral Guarantors the performance of each respective charter party of the m/ts "SPOTLESS", "DOUBTLESS" and "FAITHFUL" by the respective charterer, the relevant guarantee agreement to be in form and substance acceptable to the Owners and the Mortgagees. The guarantees provided in this sub-Clause 32A(b) shall not be assignable by the Owners to the buyer of the Vessel under Clause 22(b) hereof.

For the avoidance of any doubt all the securities provided in this Clause 32A shall be on a joint and several basis.

B.       Extension of the Charter Period

At the request of the Owners which must be notified to the Charterers not later than three (3) months before the fifth anniversary of the date of delivery of the Vessel to the Charterers under this Charter and for the purpose of assisting the Owners to sell the Vessel, the Charter Period shall be extended for a period not longer than three (3) months at the option of the Owners. In such case the hire throughout such 3-month extended period shall be USD 5,000 per day. However in case the redelivery of the Vessel would have in any event delayed as a result of the Vessel not having completed a voyage, the hire shall be until the completion of such voyage at the rate provided in Clause 15 whilst the three months period provided under this sub-Clause 32B shall commence after the termination of such voyage. For any period of delay in the redelivery of the Vessel following the lapse of the said 3-month period extension, hire shall be payable in accordance with Clause 15.

The Charterers shall make their best efforts to assist the Owners in selling the Vessel if and when the Owners require them to provide such assistance.

C.       Assignment of Sub-Charters

The sub-charters of the Vessel during the Charter Period as well as all hire and freight payable to the Charterers thereunder shall be assigned to the Owners and the Mortgagees as provided by the Financial Instruments.

D.       Charterers' Compliance with the Financial Instruments

The Charterers shall timely and promptly comply with all the terms and conditions of the Financial Instruments and/or as may be required by the Mortgagees by virtue thereof.

E.       "Hell and Highwater" Clause

This Charter is a "hell and highwater" bareboat charter and the Charterers' obligation for payments hereunder shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character, including (i) any setoff, counterclaim, recoupment, defence or other right which the .Charterers or any. other person may have against the. Owners or any other person for any reason whatsoever, including any default by the Owners or any other person in its respective obligations hereunder or under any other agreement, (ii) any unavailability of the Vessel, after its delivery and acceptance by the Charterers hereunder, for any reason, including any lack or invalidity of title or any other defect in the title, seaworthiness, condition, design, operation or fitness for use of the Vessel, or the ineligibility of the Vessel for documentation or for a particular trade, (iii) any failure or delay on the part of the Owners or any other person, whether with or without fault on its part, in performing or complying with any of the terms or covenants hereunder, or any other agreement, (iv) any damage to the Vessel or interruption or cessation in the use or possession thereof by the Charterers or any subcharterer for any reason whatsoever and of whatever duration including an actual, constructive, compromised or arranged total loss or requisition of title, (v) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding by or against the Owners, the Charterers, any subcharterer or any other person, (vi) any breach of any representation or warranty of, or any act or omission of, the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers, (vii) any breach of any representation or warranty of, or any act or omission of the Owners under, any agreement at any time existing between the Owners and the Charterers and/or any subcharterer, (viii) any deprivation of use of the Vessel by reason of any act or omission of the Owners, (ix) any claims as a result of any other business dealings by the Owners, the Charterers, any subcharterer or any other person, (x) the requisitioning, seizure or other taking of title to or use of the Vessel by any governmental or other competent authority or otherwise whether or not by reason of any act or omission of the Owners, the Charterers, or any subcharterer, or any other deprivation or limitation of use of the Vessel in any respect or for any length of time, whether or. not resulting from accident and whether or not without fault on the part of the Charterers or any subcharterer, (xi) any embargo on the shipment of any products or any prohibition against the loading or discharging of vessels containing the same, (xii) the interference with or prohibition of the Charterers' or any subcharterer's use of the Vessel, (xiii) the invalidity or unenforceability or lack of due authorization or other infirmity of this Charter or any other subcharter, (xiv) the lack of right, power or authority of the Owners to enter into this Charter, (xv) any ineligibility of the Vessel for any particular trade or activity, whether due to any failure of the Owners, the Charterers, any subcharterer or any other person to comply with any applicable law or otherwise, (xvi) any event of force majeure or any frustration, (xvii) any applicable law or (xviii) any war or any other event that automatically or by election cancels any available insurance cover or (xix) for any other cause, circumstance or happening, whether similar or dissimilar to the foregoing, any present or future applicable law to the contrary notwithstanding. The Charterers hereby waive, to the extent permitted by applicable law, any and all rights which they may now have or which at any time hereafter may be conferred upon them, by statute or otherwise, to terminate, cancel, quit or surrender this Charter or to any abatement, suspension, deferment, return or reduction of hire except in accordance with the express terms hereof. If for any reason whatsoever this Charter shall be terminated in whole or in part by operation of law or otherwise as specifically provided herein, the Charterers nonetheless agree to pay to the Owners or to the person entitled thereto an amount equal to each payment of hire at the time such payment would have become due and payable in accordance with the terms hereof had this Charter not been terminated in whole or in part; each payment of hire made by. the Charterers. shall be final, and the Charterers will not seek to recover all or any part of such payment from the Owners for any reason whatsoever, except for manifest error.

33.      Definitions

"Charter Guarantor" means Top Tankers Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

"First Deed of Covenant" means the deed of covenant collateral to the First Mortgage executed or (as the context may require) to be executed by the Owners in favour of the First Mortgagee;

"First Mortgagee" means Fortis Bank (NEDERLAND) N.V. of Coolsingel 93, 3012AE (or of such other address as may be notified to the relevant parties) and includes its successors in title as well as any person that may replace the First Mortgagee;

"First Mortgage" means the first priority statutory ship mortgage on the Vessel to be executed by the Owners in favour of the First Mortgagee;

"First Quadripartite Agreement" means the deed of assignment to be executed by the Owners, the Charterers and the Charter Guarantor in favour of the First Mortgagee;

"MOA" means the Memorandum of Agreement dated 14.3.2006 and made between the Charterers, as sellers and the Owners, as buyers, pursuant to which the Owners have agreed to buy and the Charterers have agreed to sell the Vessel on the terms and conditions mentioned therein;

"Second Deed of Covenant" means the deed of covenant collateral to the Second Mortgage executed or (as the context may require) to be executed by the Owners in favour of the Second Mortgagee;

"Second Mortgage" means the second priority statutory ship mortgage on the Vessel to be executed by the Owners in favour of the Second Mortgagee;

"Second Mortgagee" means Maas Capital Investments B.V., a company incorporated under the laws of The Netherlands whose registered office is at Coolsingel 93, 3112AE, Rotterdam, The Netherlands and includes its successors in title, assignees or transferees;

"Second Quadripartite Agreement" means the deed of assignment to be executed by the Owners, the Charterers and the Charter Guarantor in favour of the Second Mortgagee;

"Sellers' Credit" means the amount of USD 2,610,000 as provided in Clause 17 of the MOA.

"Financial Instrument" means:

(a) in the case of the First Mortgagee, the First Quadrapartite Agreement, and the First Mortgage and the First Deed of Covenant; or

(b) in the case of the Second Mortgagee, the Second Quadrapartite Agreement and the Second Mortgage and the Second Deed of Covenant,

and "Financial Instruments" means both of them; and

"Mortgagees" means, together, the First Mortgagee and the Second Mortgagee.

31.      Insured Amount [for the purposes of Clause 13(1)]

For the purposes of Clause 13(f) and at any relevant time, the insured amount for the relevant insurances effected or, as the case may be, to be effected for the Vessel will be an amount in United States Dollars equal to the higher of (i) the market value of the Vessel at such relevant time (as such market value is determined by an independent firm of shipbrokers appointed by the Owners in their sole discretion) and (ii) the amount required under the relevant terms of either Financial Instrument, if any.

Each valuation made for the purposes of this Box, shall be made without physical inspection, and on the basis of a sale for prompt delivery for cash at arm's length, on normal commercial terms as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning the Vessel. The value of the Vessel determined in accordance with the provisions hereof shall be binding upon the parties hereto until such time as any further such valuation shall be obtained.